EXHIBIT 10.81

SECOND AMENDMENT TO CREDIT AGREEMENT

            THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made and entered into as of this 12th day of April, 2002, among Miller Industries, Inc., a Tennessee corporation (“Parent”), and each of the other Subsidiaries of Parent listed on the signature page hereto (together with Parent, collectively, “Borrowers”), the Lenders party to this Amendment (the “Lenders”), The CIT Group/Business Credit, Inc., as Collateral Agent, and BANK OF AMERICA, N.A., as Administrative Agent, Syndication Agent, Existing Titled Collateral Agent and Letter of Credit Issuer (in such capacity, together with the Collateral Agent, the “Agents”).

WI T N E S S E T H :

            WHEREAS, Borrowers, the Lenders and the Agents entered into that certain Credit Agreement, dated as of July 23, 2001, pursuant to which the Lenders agreed to make certain loans to Borrowers (as amended, modified, supplemented and restated from time to time, the “Credit Agreement”); and

            WHEREAS, the Borrowers, the Lenders and the Agents desire to amend the Credit Agreement on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

            1.         All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Credit Agreement.

            2.         Borrowers acknowledge that they are in default under Sections 1.2(a), 3.1, 5.2(a) and (c), 5.3(a) and 7.25 of the Credit Agreement as a result of the fact that (a) Borrowers have failed to cure Overadvances and RoadOne Overadvances (as such terms are defined in the Forbearance Agreement and First Amendment to Credit Agreement dated as of February 28, 2002 among the parties hereto) existing prior to the date of this Amendment following the Collateral Agent’s demand, on behalf of the Lenders, for such cure, (b) Borrowers have failed to deliver the Financial Statements and accountant’s certificate contemplated by Sections 5.2(a) and (c) for their Fiscal Year ended December 31, 2001 within the timeframe contemplated therein, and (c) Borrowers have failed to notify the Collateral Agent and Lenders in writing of the foregoing (all such defaults arising under Sections 1.2(a), 3.1, 5.2(a) and (c), 5.3(a) and 7.25 of the Credit Agreement prior to the effectiveness of this Amendment, collectively, the “Existing Defaults”).  In consideration of

Borrowers’ timely and strict compliance with their agreements set forth in the Credit Agreement, and in reliance upon the representations, warranties, agreements and covenants of Borrowers set forth herein, the Agents and the Lenders hereby waive the Existing Defaults, provided, that, (i) notwithstanding the foregoing waiver, it shall constitute an immediate Event of Default if, (A) on or prior to April 19, 2002, Borrowers do not deliver to each Lender the audited Financial Statements and accountant’s certificate contemplated by Sections 5.2(a) and (c) of the Credit Agreement for Borrowers’ Fiscal Year ended December 31, 2001, or (B) such audited Financial Statements show a Loss Before Income Taxes for the eight month period ended December 31, 2001 of greater than $20,000,000, and (ii) the Agents and the Lenders reserve all of their rights and remedies at all times with respect to any Default or Event of Default under the Credit Agreement or this Amendment other than the Existing Defaults, whether presently existing or occurring hereafter, including all of their rights and remedies with respect to any Default or Event of Default under any of Sections 1.2(a), 3.1, 5.2(a) and (c), 5.3(a) or 7.25 of the Credit Agreement arising on or after the effectiveness of this Amendment.

            3.         The Credit Agreement is amended by deleting the definitions of “Applicable Margin”, “Availability Requirement”, “Fiscal Year”, “Fixed Charges”, “Maximum Miller Revolver Amount”, “Maximum Revolver Amount”, “Maximum RoadOne Revolver Amount”, “Net Junior Creditor Proceeds”, “Net Senior Creditor Proceeds”, “Permitted Payment”, “Required Payments”, “Subordination Agreement” and “Transition Date” set forth in Annex A to the Credit Agreement and replacing such definitions with the following:

            “Applicable Margin” means, for all Base Rate Loans and other Obligations, 2.75%; provided, however, in the event that (i) the Maximum RoadOne Revolver Amount has not been reduced to $25,000,000 or less on or prior to September 30, 2002, the Applicable Margin shall be increased to 4.50% as of October 1, 2002; (ii) the Maximum RoadOne Revolver Amount has not been reduced to $10,000,000 or less on or prior to March 31, 2003, the Applicable Margin shall be increased to 6.00% as of April 1, 2003; (iii) the Maximum RoadOne Revolver Amount has not been reduced to $10,000,000 or less on or prior to September 30, 2003, the Applicable Margin shall be increased to 8.00% as of October 1, 2003, (iv) the Maximum RoadOne Revolver Amount has not been reduced to $10,000,000 or less on or prior to March 31, 2004, the Applicable Margin shall be increased to 10.00% as of April 1, 2004; (v) the Maximum RoadOne Revolver Amount has not been reduced to $10,000,000 or less on or prior to September 30, 2004, the Applicable Margin shall be increased to 12.00% as of October 1, 2004; and (vi) the Maximum RoadOne Revolver Amount has not been reduced to $10,000,000 or less on or prior to March 31, 2005, the Applicable Margin shall be increased to 14.00% as of April 1, 2005; it being understood that nothing in this definition of Applicable Margin shall limit or restrict any Event of Default arising under the Agreement as a result of any failure to reduce the Maximum RoadOne Revolver Amount below any level mandated in the definition thereof.

            “Availability Requirement” means (a) $10,000,000 at any time prior to the Substantial RoadOne Disposition, and (b) $6,000,000 at any time thereafter.

            “Fiscal Year” means the Consolidated Parties’ fiscal year for financial accounting purposes.  The current Fiscal Year of the Consolidated Parties will end on December 31, 2002.

            “Fixed Charges” means, with respect to any fiscal period of the Consolidated Parties on a consolidated basis, without duplication, Interest Expense, Capital Expenditures (excluding Capital Expenditures funded with Debt other than Revolving Loans, but including, without duplication, principal payments with respect to such Debt), scheduled principal payments of Debt, and Federal, state, local and foreign income taxes (without any reduction in the amount of such taxes as a result of any tax refund), excluding deferred taxes; provided, in the case of principal payments under the Junior Credit Agreement, only principal amounts actually paid to the Junior Creditors in accordance with Section 2.1 of the Junior Credit Agreement shall be included as “scheduled principal payments of Debt” in calculating the amount of Fixed Charges for any fiscal period.

            “Maximum Miller Revolver Amount” means $42,000,000.

            “Maximum Revolver Amount” means, as of any date of determination, the sum of the Maximum Miller Revolver Amount plus the Maximum RoadOne Revolver Amount.

            “Maximum RoadOne Revolver Amount” means $36,000,000; provided, however, that (a) the Maximum RoadOne Revolver Amount shall be reduced from time to time in amounts equal to all Net Senior Creditor Proceeds required to be applied to the Obligations arising under the RoadOne Revolving Credit Facility in accordance with Section 3.4(b)(i), each such reduction to be effective on the date such application is required to be made in accordance with Section 3.4(b)(i), (b) in no event shall the Maximum RoadOne Revolver Amount exceed (i) $34,000,000 at any time from August 12, 2002 through October 11, 2002, (ii) $30,000,000 at any time from October 12, 2002 through March 30, 2003, (iii) $27,000,000 at any time from March 31, 2003 through June 29, 2003, (iv) $24,000,000 at any time from June 30, 2003 through September 29, 2003, (v) $21,000,000 at any time from September 30, 2003 through December 30, 2003, (vi) $18,000,000 at any time from December 31, 2003 through March 30, 2004, (vii) $15,000,000 at any time from March 31, 2004 through June 29, 2004, (viii) $12,000,000 at any time from June 30, 2004 through September 29, 2004, (ix) $9,000,000 at any time from September 30, 2004 through December 30, 2004, (x) $6,000,000 at any time from December 31, 2004 through March 30, 2005, and (xi) $3,000,000 at any time from March 31, 2005 through June 29, 2005, and (c) on and after June 30, 2005, the Maximum RoadOne Revolver Amount shall equal $0.

            “Net Junior Creditor Proceeds” means all Net Proceeds received by any RoadOne Borrower from any RoadOne Disposition, net of (a) all Net Senior Creditor Proceeds, and (b) all Required Payments.

            “Net Senior Creditor Proceeds” means, with respect to any Asset Disposition (a) of owned Real Estate, the amount advanced by the Lenders on the Closing Date pursuant to the Term Loan with respect to such parcel of Real Estate, (b) of Equipment (other than Fleet Vehicles), the amount advanced by the Lenders on the Closing Date pursuant to the Term Loan with respect to such Equipment, (c) of Fleet Vehicles, the amount included in the RoadOne Borrowing Base at the time of such Asset Disposition with respect to such Fleet Vehicles, (d) of Accounts, the amount included in the RoadOne Borrowing Base at the time of such Asset Disposition with respect to such Accounts, and (e) in the case of the Substantial RoadOne Disposition or any RoadOne Disposition consummated thereafter, to the extent that after giving effect to any Permitted Payment to be made in connection therewith Excess Availability is less than $10,000,000, Net Senior Creditor Proceeds shall include 50% of the remaining Net Proceeds therefrom.

            “Permitted Payment” means (a) regularly scheduled payments of principal, interest and fees on the dates, in the amounts and at the interest rates set forth in the Junior Credit Agreement as in effect on the date hereof (after giving affect to the First Amendment thereto dated as of April 12, 2002), provided that no such regularly scheduled payment of principal, interest or fees shall be due on or before October 12, 2002, except for (i) regularly scheduled interest payments with respect to interest accruing after March 31, 2002 but prior to October 12, 2002, and (ii) the payment of interest on the effective date of the Second Amendment to the Agreement for the period from March 1, 2002 through March 31, 2002, in each case at an interest rate not to exceed the lesser of six percent per annum and Bank of America’s prime rate as in effect from time to time, (b) payments by the Borrowers made solely from the proceeds of any foreclosure or realization by the Borrowers pursuant to their rights under the Olive Branch Real Estate Collateral (as defined in the Subordination Agreement), it being understood that such payments shall be net of all taxes, commissions, fees and other expenses (including title, survey, environmental and other costs and expenses) incurred by the Borrowers in connection with any such foreclosure or realization, and (c) principal prepayments in the amount of the Net Junior Creditor Proceeds of any RoadOne Disposition, such principal prepayments to be payable no earlier than the fifth (5th) Business Day following the consummation of any such RoadOne Disposition; provided, that, (i) no payment may be made under clause (a) or (c) above unless, on the date such payment is due and after giving effect to the making of such payment, no Default or Event of Default exists, (ii) no principal prepayment under clause (c) may exceed the amount that would cause Excess Availability, after giving effect to the making of such principal prepayment, to be less than the Availability Requirement, and (iii) with respect to any regularly scheduled principal payment, (A) no such regularly scheduled principal payment may be made until the fifth (5th) Business Day following the receipt by the Collateral Agent and the

Lenders of the Initial Financial Statements and of the most recent monthly or quarterly (as applicable) Financial Statements then due under Section 5.2(b), and (B) such regularly scheduled principal payment may not exceed the lesser of (1) the amount that would cause the Fixed Charge Coverage Ratio, calculated for calculated for the Borrowers’ two fiscal quarter period ending on September 30, 2002 (in the case of the principal payment due on November 20, 2002), three fiscal quarter period ending on December 31, 2002 (in the case of the principal payment due on April 5, 2003), or four fiscal quarter period ending March 31, 2003 (in the case of the principal payment due on May 20, 2003), to be less than 1.15 to 1 after giving effect to such payment, (2) the amount that would cause Excess Availability to be less than the Availability Requirement after giving effect to such payment, and (3) $875,000 plus the amount of previously scheduled regular principal payments that were not made as a result of the restrictions set forth above in clauses (1) and/or (2).  “Initial Financial Statements” means the Borrowers’ audited Financial Statements for the fiscal period from May 1, 2001 through December 31, 2001.  In the event that the Borrowers are not permitted to make a principal prepayment of all or part of the Net Junior Creditor Proceeds from a RoadOne Disposition as a result of clause (ii) above, the Borrowers shall be permitted to make the unpaid portion of such prepayment on the date the next regularly scheduled principal payment is due to the extent that, after making such principal prepayment and the regularly scheduled principal payment due on such date, Excess Availability is equal to or greater than the Availability Requirement and the Fixed Charge Coverage Ratio is equal to or greater than 1.15 to 1 for the fiscal period(s) set forth above under clause (B).

            “Required Payments” means, in the case of any RoadOne Borrower subject to an Asset Disposition, collectively, (a) the aggregate amount of all outstanding loans and advances made by any Miller Borrower to any RoadOne Borrower subject to such Asset Disposition, together with all interest thereon, (b) the aggregate amount of all payables owing by such RoadOne Borrower to other Borrowers, (c) all outstanding Debt (other than the Obligations and Subordinated Debt) and other outstanding Liabilities of such RoadOne Borrower to Persons other than Borrowers, other than, in the case of any Asset Disposition that does not constitute the Substantial RoadOne Disposition, (i) Debt and Liabilities specifically relating to assets of such RoadOne Borrower that are not included in such Asset Disposition, and (ii) a portion of all other Debt and Liabilities of such RoadOne Borrower corresponding to the percentage of the assets of such RoadOne Borrower that are not included in such Asset Disposition in relation to all of the assets of such RoadOne Borrower, in each case as determined by the Borrowers and Collateral Agent in good faith, and (d) the payment of the Obligations in accordance with Section 3.8 in an aggregate amount of all Guaranties issued by Parent in accordance with Section 7.13(h) in connection with such Asset Disposition; provided, that, in the case of the Substantial RoadOne Disposition, “Required Payments” shall mean (A) the aggregate amount of all outstanding loans and advances made by any Miller Borrower to any RoadOne Borrower, together with all interest thereon, (B) the aggregate amount of all payables owing by any RoadOne Borrower to other Borrowers, (C) all outstanding Debt (other than the Obligations and Subordinated Debt) and other outstanding Liabilities of the RoadOne Borrowers to Persons other than Borrowers, and (D) the payment of the Obligations in accordance with Section 3.8 in an aggregate amount of all Guaranties issued by Parent in accordance with Section 7.13(h).

            “Subordination Agreement” means the Amended and Restated Intercreditor and Subordination Agreement, dated as of April 12, 2002, among the Collateral Agent, the Junior Creditors’ Agent and the Junior Creditors, pursuant to which the Junior Creditors’ Agent and the Junior Creditors subordinate (a) all Subordinated Debt to the Obligations and (b) all Liens securing such Debt to the Agent’s Liens.

            “Transition Date” means the date on which all of the following requirements are satisfied:  (a) the consummation of the Substantial RoadOne Disposition, (b) all Revolving Loans and other Obligations under or with respect to the RoadOne Revolving Credit Facility shall have been paid in full in immediately available funds, and all Commitments of the Lenders with respect to the RoadOne Revolving Credit Facility shall have terminated, (c) the amount of the Term Loan made to the Borrowers with respect to the Fixed Assets of RoadOne shall have been paid in full in immediately available funds, and (d) all intercompany loans and advances made by the Miller Borrowers to the RoadOne Borrowers in accordance with clause (f) of the definition of “Restricted Investment” shall have been paid in full in immediately available funds.

            4.         The Credit Agreement is amended by deleting clause (f) of the definition of “Restricted Investment” set forth in Annex A to the Credit Agreement and replacing such clause with the following:

            (f)   intercompany loans from the Miller Borrowers to the RoadOne Borrowers made on or after the Closing Date in an aggregate amount outstanding not to exceed $4,000,000, provided that all such intercompany loans shall be paid in full and no longer available for borrowing on and after the Transition Date;

            5.         The Credit Agreement is amended by adding the following new definition of “Substantial RoadOne Disposition” to Annex A to the Credit Agreement:

            “Substantial RoadOne Disposition” means a RoadOne Disposition involving (a) all of the stock and/or assets of all of the RoadOne Borrowers, or (b) assets of RoadOne Borrowers with a book value greater than 90% of the aggregate book value of all of the assets of the RoadOne Borrowers as of March 31, 2002.

            6.         The Credit Agreement is amended by deleting the first sentence of Section 1.1 thereof and replacing it with the following:

            Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to the sum of the Maximum Revolver Amount plus the Term Loan (the “Total Facility”) to the Borrowers from time to time during the term of this Agreement, provided that no amounts may be borrowed under the Term Loan after the Closing Date.

            7.         The Credit Agreement is amended by deleting Schedule 1.1 thereto and replacing it with Schedule 1.1 attached to this Amendment.

            8.         The Credit Agreement is amended by deleting Section 1.2(j).

            9.         Borrowers acknowledge and agree that, notwithstanding anything to the contrary set forth in the Credit Agreement, (a) no Loans shall be made as or converted or continued into LIBOR Loans on or after the date hereof, (b) each outstanding LIBOR Loan shall be converted into a Base Rate Loan on the last day of the Interest Period applicable thereto and, pending such conversion, shall bear interest at a per annum rate equal to (i) the LIBOR Rate applicable thereto plus 4.75%, in the case of LIBOR Revolving Loans, and (ii) the LIBOR Rate applicable thereto plus 5.0%, in the case of LIBOR Term Loans, and (c) all Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus the “Applicable Margin” as set forth in this Amendment; provided, however, the foregoing clauses (b) and (c) shall not in any manner limit or restrict the Required Lenders right to institute, and Borrowers obligation to pay, interest on the Obligations at the Default Rate during the existence of an Event of Default in accordance with Section 2.1(b) of the Credit Agreement.

            10.       The Credit Agreement is amended by deleting Section 2.6 and replacing it with the following:

            2.6       Letter of Credit Fee.     The Borrowers agree to pay (a) to the Collateral Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to 4.75% per annum multiplied by the undrawn face amount of each Letter of Credit, (b) to the Collateral Agent for the benefit of the Letter of Credit Issuer a fronting fee of one-eighth of one percent (0.125%) per annum of the undrawn face amount of each Letter of Credit, and (c) to the Letter of Credit Issuer, all customary costs, fees and expenses of the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit.  The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date.  The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

            11.       The Credit Agreement is amended by deleting Section 3.4(b) and replacing it with the following:

            (b)        Immediately upon receipt by any Borrower or any of its Subsidiaries of proceeds of any Asset Disposition, the Borrowers shall apply the Net Proceeds therefrom as follows:

            (i)         First, all Net Senior Creditor Proceeds arising from Accounts and Fleet Vehicles shall be applied to the Obligations under the RoadOne Revolving Credit Facility in accordance with the terms of Section 3.8;

            (ii)        Second, all Net Senior Creditor Proceeds arising from Fixed Assets shall be applied to the Obligations under the Term Loan in accordance with Section 3.4(d);

            (iii)       Third, all Required Payments shall be paid in full;

            (iv)       Fourth, provided such payment is permitted under Section 7.14(b), all Net Junior Creditors’ Proceeds shall be paid to the Junior Creditors’ Agent to the extent of the outstanding Subordinated Debt in accordance with the provisions of Section 5.4; and

            (v)        Fifth, all remaining amounts shall be applied to the Obligations in such order as the Required Lenders shall determine in their sole discretion.

            12.       The Credit Agreement is amended by deleting Section 5.4 and replacing it with the following:

            5.4       Subordinated Debt Certificate.  Not less than five (5) Business Days prior to any payment of any principal of, or interest or other amounts on, any Subordinated Debt, and as a condition precedent to making such payment, the Borrowers’ Agent shall deliver to the Collateral Agent a certificate of a Designated Financial Officer (a) stating that no Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment, both with and without giving effect to the making of such proposed payment, (b) setting forth the amount of principal, interest and other amount proposed to be paid, (c) setting forth the Excess Availability as of the date of the certificate and as expected as of the date of such proposed payment, both with and without giving effect to the making of such proposed payment, (d) certifying that the proposed payment is permitted under Section 7.14(b) of this Agreement, and (e) in the case of any Permitted Payment of principal to be made in accordance with the terms of the Subordination Agreement pursuant to Section 7.14(b) of this Agreement, a detailed calculation of the amount of the proposed principal payment, including, (i) in the case of any payment to be made from the proceeds of any RoadOne Disposition in accordance with Section 3.4(b), a detailed calculation of the Net Junior Creditors’ Proceeds, and (ii) in the case of any regularly scheduled principal payment, a detailed calculation of the Fixed Charge Coverage Ratio for the Borrowers’ two fiscal quarter period ending on September 30, 2002 (in the case of the principal payment due on November 20, 2002), three fiscal quarter period ending on December 31, 2002 (in the case of the principal payment due on April 5, 2003), or four fiscal quarter period ending March 31, 2003 (in the case of the principal payment due on May 20, 2003), both with and without giving effect to the making of the proposed payment (and the Borrowers shall provide with such certificate all such supporting information as the Collateral Agent may request in order to confirm and verify the accuracy of such calculations and the amount of the proposed payment).

            13.       The Credit Agreement is amended by deleting Section 7.21 and replacing it with the following:

            7.21     Fiscal Year.      The Borrowers shall not change their Fiscal Year from a fiscal year ending on December 31.

            14.       The Credit Agreement is amended by deleting Sections 7.22, 7.23 and 7.24 and replacing them with the following:

            7.22     Capital Expenditures.    Neither any Borrower nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrowers and their Subsidiaries on a consolidated basis would exceed (a) $5,600,000 for the Fiscal Year ending on December 31, 2001, (b) $6,250,000 for the Fiscal Year ending on December 31, 2002, and (c) $6,750,000 for any Fiscal Year thereafter.

            7.23     Fixed Charge Coverage Ratio.  The Consolidated Parties will maintain a Fixed Charge Coverage Ratio for the fiscal quarter ending on June 30, 2002, for the period of two fiscal quarters ending on September 30, 2002, for the period of three fiscal quarters ending on December 31, 2002, and for each period of four consecutive fiscal quarters commencing with the four fiscal quarter period ending March 31, 2003, in each case of at least 1.1 to 1.0.

            7.24     EBITDA.         On a consolidated basis, the Consolidated Parties shall have EBITDA for each four fiscal quarter period ending during the periods set forth below of not less than the Applicable EBITDA Requirement:

Fiscal Quarters Ending	Initial EBITDA Requirement	Subsequent EBITDA Requirement

June 30, 2002 through December 31, 2002	$18,500,000	$14,850,000

March 31, 2003 through December 31, 2003	$21,000,000	$14,850,000
March 31, 2004 through December 31, 2004	$26,600,000	$17,100,000
Each fiscal quarter end thereafter	$28,000,000	$17,650,000

As used in this Section 7.24, “Applicable EBITDA Requirement” means (a) until the Transition Date, the Initial EBITDA Requirement set forth above, and (b) thereafter, the Subsequent EBITDA Requirement set forth above.

            15.       Borrowers’ acknowledge and agree that (a) on or prior to May 12, 2002, the Borrowers shall, at Borrowers’ expense, engage and maintain a third-party consultant reasonably acceptable to the Collateral Agent and the Lenders (the “Consultant”), which Consultant shall promptly thereafter prepare an action plan and implementation schedule designed to improve Borrowers’ liquidity position, including facilitating the sale of any assets identified for sale by Borrowers, (b) Borrowers shall cause the Consultant to deliver a copy of such action plan to the Collateral Agent and each Lender on or prior to June 12, 2002, (c) Borrowers shall, to the extent deemed appropriate by the Borrowers’ respective Boards of Directors, commence implementation of such action plan promptly following the delivery of a copy of such action plan to the Collateral Agent and each Lender, and thereafter implement such action plan in a prompt manner, and (d) any failure by the Borrowers to comply with this Paragraph (except for such failures that are beyond the control of the Borrowers) shall constitute an immediate Event of Default under the Credit Agreement if not cured within five Business Days after written notice thereof by the Collateral Agent to the Parent.

            16.       The effectiveness of the amendments and waivers set forth in this Amendment shall be conditioned on the Collateral Agent’s receipt of each of the following items, each of which shall be in form and substance acceptable to the Collateral Agent:

            (a)        The duly executed, delivered and effective First Amendment to the Junior Credit Agreement, substantially in the form of Exhibit A attached to this Amendment, together with a certificate of a Responsible Officer with respect to such matters relating thereto as the Collateral Agent may require;

            (b)        The duly executed, delivered and effective Subordination Agreement, substantially in the form of Exhibit B attached to this Amendment;

            (c)        The delivery to the Collateral Agent, on behalf of itself and the Lenders, of such officer’s certificates, if any, as the Collateral Agent may request prior to the date hereof in connection with this Amendment; and

            (d)        The payment to the Collateral Agent, for the benefit of the Lenders in accordance with their Pro Rata Shares, of all fees due on the date hereof in accordance with the terms of the fee letter of even date herewith between the Collateral Agent and Parent.

            17.       Borrowers acknowledge that (a) except as expressly set forth herein, neither the Agents nor any Lender has agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or the Credit Agreement, (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or the Credit Agreement shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each party hereto, and (c) the execution and delivery of this Amendment has not established any course of dealing between the parties hereto or created any obligation or agreement of the Agents or any Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or the Credit Agreement.

            18.       To induce the Agents and the Lenders to enter into this Amendment, Borrowers hereby represent and warrant that, as of the date hereof, except for the Existing Defaults, there exists no Default or Event of Default under the Credit Agreement.

            19.       Borrowers hereby restate, ratify, and reaffirm each and every term, condition, representation and warranty heretofore made by each of them under or in connection with the execution and delivery of the Credit Agreement and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment; except (a) to the extent that any such representation or warranty relates solely to a prior date, and (b) to the extent of any such representation or warranty as to the absence of Defaults and Events of Default that constitute Existing Defaults.

            20.       Except as expressly set forth herein, the Credit Agreement and the other Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to the Agents and the Lenders.

            21.       Borrowers agree to pay on demand all reasonable costs and expenses of the Agents in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the reasonable and actual fees and out-of-pocket expenses of legal counsel to the Agents.

            22.       To induce the Agents and the Lender to enter into this Amendment and grant the accommodations set forth herein, each Borrower (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists as of the date of this Amendment in favor of Borrowers against the Agents or any Lender arising out of or with respect to the Credit Agreement, the other Loan Documents, the Obligations, or any other arrangement or relationship between the Agents or any Lender and any Borrower, and (b) releases, acquits, remises and forever discharges the Agents and each Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which any Borrower now or hereafter may have by reason of any manner, cause or things occurring on or prior to the date of this Amendment with respect to matters arising out of or with respect to the Credit Agreement, the other Loan Documents, the Obligations, or any other arrangement or relationship between the Agents or any Lender and any Borrower.

            23.       Borrowers agree to take such further action as the Agents shall reasonably request in connection herewith to evidence the agreements herein contained.

            24.       This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

            25.       This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns, and legal representatives and heirs, of the parties hereto.

            26.       This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

            IN WITNESS WHEREOF, Borrowers, the Agents and the Lenders have caused this Amendment to be duly executed, all as of the date first above written.

“PARENT” Miller Industries, Inc. By: Name: Title:

“SUBSIDIARY MILLER BORROWERS”

APACO, INC.
B&B ASSOCIATED INDUSTRIES, INC.
CHEVRON, INC.
CENTURY HOLDINGS, INC.
CHAMPION CARRIER CORPORATION
COMPETITION WHEELIFT, INC.
GOLDEN WEST TOWING EQUIPMENT INC.
KING AUTOMOTIVE & INDUSTRIAL
EQUIPMENT, INC.
MID AMERICA WRECKER & EQUIPMENT
SALES, INC. OF COLORADO
MILLER FINANCIAL SERVICES GROUP, INC.
MILLER/GREENEVILLE, INC.
MILLER INDUSTRIES DISTRIBUTING, INC.
MILLER INDUSTRIES INTERNATIONAL, INC.
MILLER INDUSTRIES TOWING EQUIPMENT
INC.
PURPOSE, INC.
SONOMA CIRCUITS, INC.
SOUTHERN WRECKER CENTER, INC.
SOUTHERN WRECKER SALES, INC.

By:
            J. Vincent Mish
            Attorney-in-Fact of each entity listed above

“SUBSIDIARY ROADONE BORROWERS”

ACKERMAN WRECKER SERVICE, INC.
A-EXCELLENCE TOWING CO.
ALL AMERICAN TOWING SERVICES, INC.
ALLIED GARDENS TOWING, INC.
ALLIED TOWING AND RECOVERY, INC.
ANDERSON TOWING SERVICE, INC.
ARROW WRECKER SERVICE, INC.
A TO Z ENTERPRISES, INC.
B-G TOWING, INC.
BEAR TRANSPORTATION, INC.
BEATY TOWING & RECOVERY, INC.
BERT’S TOWING RECOVERY CORPORATION
BOB BOLIN SERVICES, INC.
BOB’S AUTO SERVICE, INC.
BOB VINCENT AND SONS WRECKER
      SERVICE, INC.
BOULEVARD & TRUMBULL TOWING, INC.
BREWER’S, INC.
BRYRICH CORPORATION
CAL WEST TOWING, INC.
CARDINAL CENTRE ENTERPRISES, INC.
CEDAR BLUFF 24 HOUR TOWING, INC.
CENTRAL VALLEY TOWING, INC.
CHAD’S, INC.
CLARENCE CORNISH AUTOMOTIVE
      SERVICE, INC.
CLEVELAND VEHICLE DETENTION
CENTER, INC.
COFFEY’S TOWING, INC.
COLEMAN’S TOWING & RECOVERY, INC.
D.A. HANELINE, INC.
DVREX, INC.
DICK’S TOWING & ROAD SERVICE, INC.
DOLLAR ENTERPRISES, INC.
DUGGER’S SERVICES, INC.
DURU, INC.
E.B.T., INC.
EXPORT ENTERPRISES, INC.
GARY’S TOWING & SALVAGE POOL, INC.

GOOD MECHANIC AUTO CO. OF
       RICHFIELD, INC.
GREAT AMERICA TOWING, INC.
GREG’S TOWING, INC.
H&H TOWING ENTERPRISES, INC.
HALL’S TOWING SERVICE, INC.
KAUFF’S, INC.
KAUFF’S OF FT. PIERCE, INC.
KAUFF’S OF MIAMI, INC.
KAUFFS OF PALM BEACH, INC.
KEN’S TOWING, INC.
LAZER TOW SERVICES, INC.
LEVESQUE’S AUTO SERVICE, INC.
LWKR, INC.
LINCOLN TOWING ENTERPRISES, INC.
M&M TOWING AND RECOVERY, INC.
MAEJO, INC.
MEL’S ACQUISITION CORP.
MERL’S TOWING SERVICE, INC.
MIKE’S WRECKER SERVICE, INC.
MOORE’S SERVICE & TOWING, INC.
MOORE’S TOWING SERVICE, INC.
MOSTELLER’S GARAGE, INC.
MURPHY’S TOWING, INC.
OFFICIAL TOWING, INC.
P.A.T., INC.
PIPES ENTERPRISES, INC.
PULLEN’S TRUCK CENTER, INC.
RANDY’S HIGH COUNTRY TOWING, INC.
RAY HARRIS, INC.
RMA ACQUISITION CORP.
RRIC ACQUISITION CORP.
RAY’S TOWING, INC.
RECOVERY SERVICES, INC.
RBEX INC.
ROAD ONE, INC.
ROADONE EMPLOYEE SERVICES, INC.
ROAD ONE INSURANCE SERVICES, INC.
ROAD ONE SERVICE, INC.
ROADONE SPECIALIZED
      TRANSPORTATION, INC.
ROADONE TRANSPORTATION AND \
      LOGISTICS, INC.
R.M.W.S., INC.
SANDY’S AUTO & TRUCK SERVICE, INC.
SAKSTRUP TOWING, INC.

SOUTHWEST TRANSPORT, INC.
SUBURBAN WRECKER SERVICE, INC.
TED’S OF FAYVILLE, INC.
TEXAS TOWING CORPORATION
THOMPSON’S WRECKER SERVICE, INC.
TOW PRO CUSTOM TOWING & HAULING, INC.
TREASURE COAST TOWING, INC.
TREASURE COAST TOWING OF MARTIN
      COUNTY, INC.
TRUCK SALES & SALVAGE CO., INC.
WALKER TOWING, INC.
WES’S SERVICE INCORPORATED
WESTERN TOWING; MCCLURE/EARLEY
      ENTERPRISES, INC.
WHITEY’S TOWING, INC.
WILTSE TOWING, INC.
ZEHNER TOWING & RECOVERY, INC.

By:
            J. Vincent Mish
            Attorney-in-Fact of each entity listed above

“ADMINISTRATIVE AGENT,
SYNDICATION AGENT AND EXISTING
TITLED COLLATERAL AGENT”

Bank of America, N.A., as the
Administrative Agent, Syndication Agent and
Existing Titled Collateral Agent

By:
Name:
Title:

“Letter of Credit Issuer” Bank of America, N.A., as the Letter of Credit Issuer By: Name: Title:

“COLLATERAL AGENT” The CIT Group/Business Credit, Inc., as the Collateral Agent By: Name: Title:

“LENDERS” Bank of America,N.A., as a Lender By: Name: Title:

The CIT Group/Business Credit, Inc., as a Lender By: Name: Title:

FLEET CAPITAL CORPORATION, as a Lender By: Name: Title: